Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of William Lyon Homes (the Company) on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Colin T. Severn, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ COLIN T. SEVERN
Colin T. Severn
Vice President,
Chief Financial Officer
November 16, 2009

A signed original of this written statement required by Section 906 has been provided to William Lyon Homes and will be retained by William Lyon Homes and furnished to the Securities and Exchange Commission or its staff upon request.